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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 26, 1997, except for the last paragraph in
Note 11 as to which the date is May 1, 1998, with respect to the financial statements of Brute Equipment Co. d/b/a Foxx Hy-Reach, Inc. as of December 31, 1995 and 1996 and for each of the years then ended, in the Registration
Statement (Form S-1 No. 333-     ) and related Prospectus of Rental Service
Corporation for the registration of 4,395,500 shares of its common stock.

                                          /s/ McGLADREY & PULLEN, LLP

Moline, Illinois
July 20, 1998